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                                                                Exhibit 10.12(b)


                       DISENGAGEMENT AGREEMENT AND RELEASE


                  This Disengagement Agreement and Release (the "Agreement") is entered into as of the 11th day of September, 2000, by and between PHARMACOPEIA, INC., a Delaware corporation (the "Company"), and SAAID ZARRABIAN (the "Employee").
                                   BACKGROUND

                  WHEREAS, Employee has served as Chief Operating Officer of Molecular Simulations, Inc. ("MSI") pursuant to the terms of an Employment Agreement dated November 30, 1995, as amended October 1, 1997 (the "Employment Agreement"); and

                  WHEREAS, the Company acquired MSI on June 12, 1998 (the "Acquisition Date") and assumed the obligations of MSI under the Employment Agreement; and

                  WHEREAS, Employee has served as a Chief Operating Officer of the Company since November, 1999; and

                  WHEREAS, the parties have agreed that Employee's employment arrangement with the Company shall cease effective as of December 31, 2000 (the "Termination" or "Termination Date") and in connection therewith Employee shall resign as Chief Operating Officer of the Company effective October 1, 2000; and

                  WHEREAS, the parties hereto desire to set forth their respective rights and obligations with respect to the Termination;

                  NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and INTENDING TO BE LEGALLY BOUND HEREBY, the undersigned parties to this Agreement hereby agree as follows:


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         1.       TERMINATION. The parties hereby agree that the employment
arrangement between Employee and the Company is terminated as of the Termination Date. Except as expressly provided in this Agreement, the Employment Agreement and all rights and obligations of Employee and the Company with respect to Employee's employment with the Company, MSI and their respective affiliates are duly and effectively terminated as of the Termination Date. Employee acknowledges and agrees that the Company's obligations under this Agreement shall replace in their entirety the Company's obligations under the Employment Agreement and all other incentive compensation arrangements for which Employee is currently eligible as of the Termination Date. Employee hereby resigns as Chief Operating Officer of the Company and resigns from all other executive officer positions of the Company, MSI and their respective affiliates, effective October 1, 2000. Employee agrees to cooperate with the Company, to report to the office as reasonably necessary to assist on transitional issues and to perform such other projects as assigned by Joe Mollica, through the Termination Date. At the request of the Company's Chief Executive Officer, Employee shall also resign as a member of the Board of Directors of MSI and the Company's other affiliates, and in any event shall resign such directorships no later than the Termination Date.

         2.       SEVERANCE AND OTHER PAYMENTS.

                  (a) As a severance payment and in lieu of any payments otherwise due under the Employment Agreement, the Company agrees to pay the Employee an amount equal to his current annual base salary, Three Hundred Thirty-six Thousand Dollars ($336,000). This amount shall be paid in equal biweekly installments pursuant to the Company's normal payroll


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schedule, less normally applicable payroll tax withholdings, commencing on or before January 31, 2001, unless terminated sooner pursuant to Section 5 hereof.

                  (b)      In addition to the severance payments described in
Section 2(a) above, so long as the employee is not in breech of this agreement, and as such stays employed through the termination date, Employee shall be entitled to receive that percentage of his annual Company performance-based target bonus as is set by the Company's Board of Directors based upon achievement against established Pharmacopeia 2000 Corporate Objectives (as defined in Schedule A attached). The amount shall be payable in a lump sum, less normally applicable payroll tax withholdings, on or about March 1, 2001.

         3. STOCK OPTIONS. The parties acknowledge that pursuant to certain Stock Option Agreements, Employee has been granted incentive stock options to purchase a total of 274,502 shares of common stock of Pharmacopeia, Inc. As of August 23, 2000, 196,792 of these options are vested, of which 40,000 have been exercised so long as the employee is not in breech of this agreement and as such stays employed through the termination period, an additional 17,916 options will vest. Employee's options shall be exercisable during the period specified in the applicable option agreements and shall remain subject to the terms of those agreements.

         4. BENEFITS. Employee will continue to be eligible to participate in the Company's group health plans as offered to active employees under the provisions of COBRA. The Company will pay the premiums until the earlier of (i) the end of the twelve (12) month period following the Termination Date, or (ii) the date upon which Employee is covered by a successor employer's comparable benefit plans. As of that date, Employee may continue coverage under COBRA at his own cost. The benefits described in this section are available


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only during the time that Employee is not eligible for comparable health coverage through another employer. Should Employee obtain such coverage, it is Employee's obligation to immediately notify Company.

         5. NON-COMPETITION. The Employee shall not, for a one (1) year period commencing on the Termination Date, directly or indirectly, (a) be employed by, engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any Competing Entity which conducts its business within the Territory (as the terms Competing Entity and Territory are hereinafter defined); provided, however, that notwithstanding the foregoing, the Employee may make solely passive investments in any Competing Entity the common stock of which is "publicly held" and of which the Employee shall not own or control, directly or indirectly, in the aggregate securities which constitute 5% or more of the voting rights or equity ownership of such Competing Entity; (b) solicit or divert any business or any customer from the Company or assist any person, firm or corporation in doing so or attempting to do so; (c) cause or seek to cause any person, firm or corporation to refrain from dealing or doing business with the Company or assist any person, firm or corporation in doing so; or (d) solicit for employment, or advise or recommend to any other person that they employ or solicit for employment or retention as an employee or consultant, any person who is an employee of, or exclusive consultant to, the Company. The Company's obligation to make payments pursuant to Section 2 above shall terminate in the event that, and at such time as, Employee is in breach of his obligation not to compete as set forth in this Section 5.

                  For purposes of this Section 5, the term "Competing Entity", shall mean any entity which is presently or hereafter engaged in the business of providing to third parties products or services for pre-clinical drug discovery or chemical development which (i) include


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the outlicensing of small molecule libraries, the undertaking of drug candidate screening, and/or related drug optimization activities, (ii) utilize combinatorial chemistry or high-throughput screening technologies in offering pre-clinical drug discovery services, (iii) engage in the development, marketing or sale of software programs which use molecular simulation or analysis to predict chemical or biological activities, or (iv) engage in the development, marketing or sale of software programs that store, manage or analyze chemical or biological information. The term "Territory" shall mean North America, Europe and Japan. Notwithstanding anything in the above to the contrary, Employee may engage in the activities Set forth in Section 5(a) hereof with the prior written consent of the Company, which consent shall not be unreasonably withheld. In determining whether a specific activity by the Employee for a Competing Entity shall be permitted, the Company will consider, among other things, the nature and scope of (i) the duties to be performed by Employee, and (ii) the business activities of the Competing Entity at the time of Employee's proposed engagement by such entity.

                  Employee acknowledges and agrees that the covenants set forth in this Section are reasonable and necessary in all respects for the protection of Company's legitimate business interests (including without limitation Company's confidential, proprietary information and trade secrets and client good-will, which represents a significant portion of Company's net worth and in which Company has a property interest). Employee acknowledges and agrees that, in the event that he breaches any of the covenants set forth in this Section, Company shall be irreparably harmed and shall not have an adequate remedy at law, and, therefore, in the event of such a breach, Company shall be entitled to injunctive relief, in addition to (and not exclusive of) any other remedies (including monetary damages) to which Company may be entitled under law.


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If any covenant set forth in this Section 5 is deemed invalid or unenforceable for any reason, it is the Parties' intention that such covenants be equitably reformed or modified to the extent necessary (and only to such extent to) render it valid and enforceable in all respects. In the event that the time period and geographic scope referenced above is deemed unreasonable, overbroad, or otherwise invalid, it is the Parties' intention that the enforcing court shall reduce or modify the time period and/or geographic scope to the extent necessary (and only to such extent necessary) to render such covenants reasonable, valid, and enforceable in all respects.

         6. RELEASES. Subject to and conditioned upon the full performance by each of the parties of its obligations under this Agreement:

                  (a) In exchange for the benefits received under this Agreement, to which he may not otherwise be entitled, Employee hereby agrees not to pursue or further any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim whatsoever at law or in equity whether known or unknown which Employee ever had, now has or hereafter can, shall or may have for, upon or by any reason of any matter, cause or thing (collectively, "Employee Claims") whatsoever, occurring up to and including the date Employee signs this Agreement, against the Company, its successors, assigns, partners, representatives and affiliates and all of their respective employees, agents, officers and directors (the "Company Parties") and hereby releases, acquits and forever absolutely discharges the Company Parties of and from all of the foregoing, except with respect to the obligations of the Company set forth in this Agreement, including but not limited to stock option agreements referenced in paragraph 3. Such Employee Claims include, but are not limited to, all claims for breach of contract, wrongful discharge,


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impairment of economic opportunity, intentional infliction of emotional harm, defamation or other torts, or claims under any applicable federal, state or local law, including any and all federal, state and local employment and anti-discrimination laws, including without limitation the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the California Labor and Civil Code, the California Fair Employment and Housing Law, the New Jersey Law Against Discrimination and the New Jersey Conscientious Employee Protection Act. Notwithstanding anything herein to the contrary, such Employee Claims will under no circumstances include any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim relating to, arising under or arising in connection with any breach by the Company of this Agreement.

                  (b) The Company hereby agrees not to pursue or further any action, cause of action, right, suit, debt, compensation, expense, liability, contract, controversy, agreement, promise, damage judgment, demand or claim whatsoever at law or in equity whether known or unknown which the Company ever had, now has or hereafter can, shall or may have for, upon or by any reason of any matter, cause or thing, (collectively, "Company Claims") whatsoever occurring up to and including the date Employee signs this Agreement against Employee and hereby releases, acquits and forever absolutely discharges Employee of and from all of the foregoing, except with respect to the obligations of Employee set forth in this Agreement. Notwithstanding anything herein to the contrary, such Company Claims will under no circumstances include any action, cause of action, right, suit, debt, compensation, expense,


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liability, contract, controversy, agreement, promise, damage judgment, demand or claim relating to, arising under or arising in connection with any breach by Employee of this Agreement.

         7. UNKNOWN CLAIMS. Both Employee and Company understand that the release of claims described in Section 7 above covers claims which they know about and those they may not know about. The parties waive all rights under
Section 1542 of the California Civil Code, which the parties have read and understand, and which provides as follows:

                           SECTION 1542. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

                  The parties acknowledge that they are assuming the risk that the facts may turn out to be different from what they believe them to be and the parties agree that this release shall be in all respects effective and not subject to termination or rescission because of such mistaken belief.

         8. AGREEMENT NOT TO SUE. The parties promise never to file a lawsuit asserting any of the claims that are released in Section 7 above. If either does so, and the action is found to be barred in whole or part by this Agreement, the party asserting the claim found to be barred by this Agreement agrees to pay the reasonable attorneys' fees and costs, or the portions thereof, incurred by the party released hereby in defending against the Claim(s) which are barred by this Agreement.

         9.       FURTHER ACKNOWLEDGMENTS. Employee further acknowledges that
(a) by this Agreement, the Company has advised him in writing that he should consult with an attorney prior to executing this Agreement, (b) he has had the opportunity to read, review and consider all


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of the provisions of this Agreement, (c) he understands its provisions and its final and binding effect on him, (d) he is entering into this Agreement freely, voluntarily, and without duress or coercion, and (e) he understands that he has twenty-one (21) days from the date of distribution of this Agreement to review and consider its provisions and he has an additional seven (7) days following his execution of this Agreement to revoke this Agreement and this Agreement shall not become effective or enforceable until the revocation period has expired.

         10. COMPANY PROPERTY. Employee warrants that he has returned to the Company; or will return to the Company on or before the Termination Date, all property belonging to the Company, which is in his possession or under his control, including without limitation, all credit cards, computers, telecommunications equipment, keys and all documents and files of any nature whatsoever, including any and all copies of same.

         11. CONFIDENTIALITY . The parties hereto agree that the terms and conditions of this Agreement are confidential and further agree that they shall not divulge the terms of this Agreement to third parties generally, except as required by applicable law or to enforce this Agreement or to defend against a claim related thereto and except that the Company may reveal such terms to its accountants, legal counsel and directors. In addition, Employee agrees not to make any statement to any third party (other than Employee's accountants and attorneys) regarding the Company or its affiliates other than in connection with an employment opportunity or as may be required by applicable law or to enforce this Agreement or to defend against a claim related thereto and the Company agrees not to make any statement to any third party regarding Employee other than as may be required by applicable law or to enforce this Agreement or to defend against a claim related thereto other than the fact that Employee was an


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employee of the Company during the relevant time period. In the event this covenant of confidentiality is breached, the Company and Employee will have and may pursue legal remedies for any damage arising from a breach of this provision. Prior to any press release or other public disclosure relating to the contents of this Agreement, the Company shall confer with Employee on the contents of any such disclosure. Notwithstanding the foregoing, the Company shall be under no obligation to reach agreement with Employee on the contents of any such public announcement or disclosure required by applicable law, rule or regulation, including, but not limited to, any public announcement or disclosure required by federal or state securities laws, rules or regulations.

         12. ACKNOWLEDGMENT OF CONSIDERATION. Employee acknowledges that the only consideration that he has received for executing this Agreement is the consideration recited above and that no other promise, inducement, threat, agreement or understanding of any kind or description has been made with or to Employee by the Company to cause him to agree to the terms of this Agreement.

         13. GOVERNING LAW; JURISDICTION. The Parties acknowledge and agree that because the Company's headquarters is located in New Jersey, this Agreement will be finalized in New Jersey and a substantial portion of this Agreement is to be performed in New Jersey, the substantive laws of the State of New Jersey will govern the enforcement of this Agreement, without regard to its choice of law rules. The parties further agree and consent to the jurisdiction of the federal and state courts in New Jersey over any action to enforce this Agreement.

         14. ENTIRE AGREEMENT, ETC. This Agreement represents the entire understanding between the parties, and there are no agreements or understandings which have


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not been set forth herein. This Agreement supersedes any prior understanding, agreement, practice or contract, oral or written, between the Employee and the Company relating to Employee's employment or compensation. This Agreement may not be modified except by written instrument signed by all parties. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. This Agreement shall be binding upon the parties' heirs, executors, administrators, successors, and assigns.

                  IN WITNESS WHEREOF, and INTENDING TO BE LEGALLY BOUND HEREBY, the undersigned have executed this Disengagement Agreement as of the date first written above.

                                  PHARMACOPEIA, INC.

                                  By:  /s/ Joseph A. Mollica

                                     /s/ Saiid Zarrabian                  (L.S.)
                                     -------------------------------------
                                     SAIID ZARRABIAN